              As filed with the Securities and Exchange Commission
                                on July 26, 1996
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                               04-2916506
         (State or other jurisdiction of                (I.R.S. Employer
          incorporation or organization)               Identification No.)

              ONE ALEWIFE CENTER, CAMBRIDGE, MASSACHUSETTS  02140
            (Address of Principal Executive Offices)     (Zip Code)

                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

                            CHARLES R. STUCKEY, JR.
                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                               ONE ALEWIFE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02140
                    (Name and address of agent for service)

                                 (617) 547-7820
         (Telephone number, including area code, of agent for service)

- --------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

                                  Proposed        Proposed
Title of                          maximum         maximum
securities        Amount          offering        aggregate        Amount of
to be             to be           price           offering         registration
registered        registered      per share       price            fee
- ----------        ----------      ---------       ---------        ------------
Common Stock,      2,110,000      $58.375(1)    $123,171,250(1)    $42,473.00
$.01 par           shares
value
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 24, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

===============================================================================

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1994 Stock Option Plan of Security Dynamics Technologies, Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

     Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-88506 (the "Initial Registration Statement"), relating to the Registrant's 1994 Stock Option Plan.

     Item 3 of the Initial Registration Statement is amended and restated in its entirety as follows:

Item 3.   Incorporation of Certain Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Prospectus by reference.

          (1)  The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (as amended, the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the Common Stock, par value $.01 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 9 of the Initial Registration Statement is amended and restated in its entirety as follows:

Item 9.   Undertakings.

     1.   The Company hereby undertakes.

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange

Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on the 26th day of July, 1996.


                                        SECURITY DYNAMICS TECHNOLOGIES, INC.



                                        By:/s/ Charles R. Stuckey, Jr.
                                           ---------------------------------
                                           Charles R. Stuckey, Jr.
                                           President and
                                           Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Security Dynamics Technologies, Inc. hereby severally constitute Charles R. Stuckey, Jr., Arthur
W. Coviello, Jr. and Hal J. Leibowitz, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Security Dynamics Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                            Title                    Date
- ---------                            -----                    ----

/s/ Charles R. Stuckey, Jr.      President, Chief        )
- ---------------------------      Executive Officer       )
Charles R. Stuckey, Jr.          and Director            )
                                 (Principal Executive    )
                                  Officer)               )
                                                         )
                                                         )
/s/ Arthur W. Coviello, Jr.      Executive Vice President)
- ---------------------------      Treasurer and Chief     )
Arthur W. Coviello, Jr.          Financial Officer       )
                                 (Principal Financial    )
                                 and Accounting Officer) )
                                                         )
                                                         )
/s/ Richard L. Earnest           Director                )
- ---------------------------                              )
Richard L. Earnest                                       )
                                                         )
                                                         )
/s/ George M. Middlemas          Director                ) July 26, 1996
- ---------------------------                              )
George M. Middlemas                                      )
                                                         )
                                                         )
/s/ Marino R. Polestra           Director                )
- ---------------------------                              )
Marino R. Polestra                                       )
                                                         )
                                                         )
/s/ Sanford M. Sherizen          Director                )
- ---------------------------                              )
Sanford M. Sherizen                                      )
                                                         )
                                                         )
                                 Director                )
- ---------------------------                              )
Joseph Lassiter                                          )

                                 Exhibit Index


Exhibit
Number       Description
- -------      -----------

 4.1 Third Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 33-87916).

 4.2 Amended and Restated By-Laws of the Registrant are incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-85606) (the "Form S-1").

 4.3 Specimen Certificate of Common Stock of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Form S-1.

 5           Opinion of Hale and Dorr.

23.1         Consent of Hale and Dorr (included in Exhibit 5).

23.2         Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included in the signature pages of this Registration Statement).